SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): October 29, 1999



                                  Datakey, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


         000-11447                                        41-1291472
(Commission File Number)                 (I.R.S. Employer Identification Number)


                            407 West Travelers Trail
                           Burnsville, Minnesota 55337
               (Address of Principal Executive Offices) (Zip Code)


                                  612-890-6850
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

         On October 29, 1999, the Company completed a $1,500,000 financing with accredited investors. In connection with the financing, the Company issued 1,200,000 shares of Common Stock (the "Common Stock") and ten-year warrants to purchase an aggregate of 1,200,000 shares of the Company's Common Stock with an exercise price of $1.25 per share (the "Warrants"). As part of the financing, the parties also entered into a Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement on Form S-1 or Form S-3 by November 28, 1999 covering the resale of shares of the Company's Common Stock issued on October 29, 1999 and issuable upon exercise of the Warrants. The Company also paid a placement agent $149,200 in commissions plus accountable expenses, and issued to such agent a warrant to purchase 120,000 shares of Company Common Stock at an exercise price of $1.375 per share.

         The Datakey board of directors has also authorized two additional issuances of securities. First, the board agreed to issue to persons who purchased common stock and warrants as part of its June 1999 private placement one additional share of Datakey Common Stock for each share of Datakey Common Stock acquired in the private placement, based upon the following conditions:
(i) the participants reassign to Datakey all warrants received in the June private placement and (ii) the participants execute a waiver of any and all rights they have or might have to bring any action against the Company and its affiliates, whether for damages or equitable remedies, arising out of their purchase of securities in the June offering. Such offer to the June 1999 investors was contingent on the closing of a minimum of $750,000 in the October financing.

         Second, the Company has signed a letter agreement with Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P (the "Special Situations Funds"), which are the only remaining holders of the Company's Series A Convertible Preferred Stock issued in May 1998. They hold 58,544 and 15,823 shares, respectively, of such preferred stock. To the Special Situations Funds, the Company has agreed to issue an aggregate of 940,000 shares of Common Stock in exchange for such investors (i) surrendering all outstanding shares of such preferred stock, thereby releasing the Company of any dividend obligations and antidilution adjustments related to the preferred stock and (ii) surrendering all warrants held by the Special Situations Funds to the Company, again forfeiting any antidilution or other adjustments that may result due to the October offering or otherwise. As additional consideration for the issuance of the common stock, the Special Situations Funds agreed to execute a waiver of any and all rights they have or might have to bring any action against the Company and its affiliates, whether for damages or equitable remedies, arising out of either their purchase of securities in the May 1998 offering or relating to Datakey's 1999 private placements of common stock and warrants. The 940,000 shares issuable to the Special Situations Funds pursuant to this agreement will also be included in Form S-3 registration statement for resale.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements:  None.

         (b)      Pro forma financial information:  None.

         (c)      Exhibits:  None.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 1, 1999

                                      DATAKEY, INC.



                                      By /s/ Carl P. Boecher
                                           Carl P. Boecher
                                           President and Chief Executive Officer